Exhibit 10.13

Oil Production Equipment and Facilities Purchase Agreement

Party A: Tianjin New Highland Technology Development Co., Ltd.

Party B: Hebei Dao Fu Petroleum Exploration Technology Development Co., Ltd.

After mutual consultations between the Parties, the Parties have agreed to the following terms regarding the business transaction on oil extraction equipment and facilities:

1. According to production requirements, Party A has, during the period of October 2005 through November 2006, procured and installed the oil field equipment and facilities necessary to petroleum engineering technology services at Dagang Oil Field Section 2 Area 4, Section 2 Area 6. The quantity of, and the equipment and facilities themselves procured and installed by Party A is necessary to complete the petroleum engineering technology services in the Agreement. Party A agrees to sell to Party B all of the equipment and facilities on the item lists.

2. Party B shall inspect and verify every item on the equipment and facilities lists provided by Party A. Party B agrees to buy all of the equipment and facilities on the lists provided by Party A.

3. The transaction price shall be determined by the account value of the equipment and facilities on Party B’s financial reports dated June 30, 2007.

4. Payment in installments: Within 25 working days after the Agreement is signed into effect, Party B shall make the initial payment amounting to 30,000,000 yuan to the account specified by Party A. The remainder shall be paid before September 30, 2008.

5. Party B agrees that beginning from the date that this Agreement is signed into effect, Party B shall formally lease such equipment and facilities to Party A, the term of which shall expire on October 19, 2010.

6. Party A shall pay to Party B as rent 1,500,000 yuan/month for the use of such equipment and facilities, to be paid to the account specified by Party B before the 8th of each following month.

7. This Agreement is in 2 originals, each party holding 1 original. The Agreement enters into effect on the date of signing.

Parties’ signatures and seals:

Party A (affix seal here): Tianjin Xin Gao Di Technology Development Co., Ltd.

/s/ Liu Feng Kai

(Name of Legal Representative)

Name: Liu Feng Kai

Date: July 12, 2007

Party B (affix seal here): Hebei Dao Fu Petroleum Exploration Technology Development Co., Ltd.

/s/ Yan Peu Ju

(Name of Legal Representative)

Name: Yan Peu Ju

Date: July 12, 2007